Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-84992, 33-15119, 33-21121, 33-38219, 33-64314, 33-44087, 33-53353,
333-14419, 333-42545, 333-50901, and 333-59634) pertaining to the Rogers
Employee Savings and Investment Plan of Rogers Corporation of our report dated May 10, 2004, with respect to the financial statements and schedule of the Rogers Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
June 8, 2004


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